EXHIBIT 23.1

14026 Cinnabar Place
Huntersville, NC  28078
Tel. 704-904-0062
Fax. 704-948-3885
e-mail:tracijcpa@bellsouth.net

________________________________________________________________________________________________________
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We give consent to use of our report dated October 3, 2008 on the financial statements of Exercise for Life Systems, Inc. as of December 31, 2007 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2007 and 2006 in the registration statement of Exercise for Life Systems, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

                                                                                                                                                       /s/ Traci J. Anderson, CPA
Certified Public Accountants

Huntersville, NC
October 3, 2008